       As filed with the Securities and Exchange Commission on June 23, 1998

                                                    Registration No. 033-57267

                                 ------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                 ------------------

                           POST-EFFECTIVE AMENDMENT NO. 1
                                         TO
                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                 ------------------


                       PACIFIC CENTURY FINANCIAL CORPORATION
                 (Exact name of Issuer as specified in its charter)

                  DELAWARE                              99-0148992
          (State of Incorporation)           (IRS Employer Identification No.)
                                130 MERCHANT STREET
                              HONOLULU, HAWAII  96813
                      (Address of principal executive offices)

                                 ------------------

             PACIFIC CENTURY FINANCIAL CORPORATION PROFIT SHARING PLAN
                 (FORMERLY THE BANK OF HAWAII PROFIT SHARING PLAN)
                                (Full title of plan)

                                 ------------------

                               JOSEPH T. KIEFER, ESQ.
                       PACIFIC CENTURY FINANCIAL CORPORATION
                                   P. O. BOX 2900
                               HONOLULU, HAWAII 96846
                                   (808) 537-8879
                           (Name, address, and telephone
                            number of agent for service)

                                 ------------------

                                      Copy to:
                              WILLIAM E. ATWATER, ESQ.
                        CARLSMITH BALL WICHMAN CASE & ICHIKI
                           1001 BISHOP STREET, SUITE 2200
                                 HONOLULU, HI 96813
                                   (808) 523-2502

                                 ------------------

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ADOPTION OF REGISTRATION STATEMENT

          Pacific Century Financial Corporation, a Delaware corporation, as the successor issuer to Pacific Century Financial Corporation, a Hawaii corporation, adopts this registration statement for all purposes of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 pursuant to Securities Act Rule 414. All references in such registration statement to the issuer's common stock shall be deemed to refer to the registrant's common stock, par value $0.01 per share. In connection with such succession, Item 6 of
Part II of this registration statement is amended as set forth below.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a Delaware corporation to indemnify its directors, officers, employees and agents against certain liabilities and expenses they may incur in such capacities, and provides that such persons have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of certain types of actions or any claim, issue or matter therein. The indemnification provided by Section 145 is not exclusive of any other indemnification rights that may exist under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Article VI of the registrant's bylaws require that the registrant indemnify and hold harmless, to the fullest extent permitted by applicable law (including circumstances in which indemnification is otherwise discretionary) any person who was or is made or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the registrant or is or was serving at its request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (including service with respect to employee benefit plans) against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. In addition, the registrant maintains insurance under which its directors, officers and employees and agents are insured against certain liabilities. Also, the registrant's Certificate of Incorporation includes provisions which eliminate the personal liability of registrant's directors for monetary damages resulting from breaches of their fiduciary duty of care, provided that such provision does not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations of Sections 174 of the DGCL (concerning the wilful or negligent violation of statutory provisions precluding payment of certain dividends and certain stock purchases or redemptions) or for any other transactions from which the director derived an improper personal benefit.


                                          2.

ITEM 8.   EXHIBITS.

          The following exhibit is filed herewith:

          No.       Description
          ---       -----------
          24        Power of Attorney


                                          3.

                                     SIGNATURES

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, Pacific Century Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Honolulu, Hawaii, on the 22nd day of June, 1998.


                                             PACIFIC CENTURY FINANCIAL
                                             CORPORATION


                                             By /s/ Lawrence M. Johnson
                                                ------------------------------
                                                Lawrence M. Johnson
                                                Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                         Date
---------                          -----                         ----


/s/ Lawrence M. Johnson
-----------------------------      Chairman of the Board,        June 22, 1998
Lawrence M. Johnson                Chief Executive
                                   Officer and Director


           *                       President and Director        June 22, 1998
-----------------------------
Richard J. Dahl


           *                       Director                      June 22, 1998
-----------------------------
Peter D. Baldwin


           *                       Director                      June 22, 1998
-----------------------------
Mary G.F. Bitterman


                                          4.

           *                       Director                      June 22, 1998
-----------------------------
David A. Heenan


           *                       Director                      June 22, 1998
-----------------------------
Stuart T.K. Ho


           *                       Director                      June 22, 1998
-----------------------------
Herbert M. Richards, Jr.


           *                       Director                      June 22, 1998
-----------------------------
H.  Howard Stephenson


           *                       Director                      June 22, 1998
-----------------------------
Stanley S. Takahashi


           *                       Director                      June 22, 1998
-----------------------------
Donald M. Takaki


           *                       Director                      June 22, 1998
-----------------------------
Fred E. Trotter, III


           *                       Executive Vice President,     June 22, 1998
-----------------------------      Treasurer and Chief
David A. Houle                     Financial Officer


           *                       Senior Vice President and     June 22, 1998
-----------------------------      Controller (Principal
Denis K. Isono                     Accounting Officer)



*By /s/ Lawrence M. Johnson
    ------------------------------
        Lawrence M. Johnson
        Attorney-in-Fact


                                          5.

          THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Pacific Century Financial Corporation Benefit Plans Committee (the "Committee") has duly caused this registration statement or amendment thereto to be signed on behalf of the Pacific Century Financial Corporation Profit Sharing Plan by the undersigned, thereunto duly authorized, in Honolulu, Hawaii, on the dates indicated below.

PACIFIC CENTURY FINANCIAL CORPORATION PROFIT SHARING PLAN

Signature                                      Date
---------                                      ----



By /s/ Richard J. Dahl                       June 22, 1998
   ----------------------------
     Richard J. Dahl
     Committee Member


By /s/ Joanne L. Chun                        June 22, 1998
   ----------------------------
     Joanne L. Chun
     Committee Member


By /s/ Clinton R. Churchill                  June 22, 1998
   ----------------------------
     Clinton R. Churchill
     Committee Member


By /s/ David A. Houle                        June 22, 1998
   ----------------------------
     David A. Houle
     Committee Member


By /s/ Herbert M. Richards, Jr.              June 22, 1998
   ----------------------------
     Herbert M. Richards, Jr.
     Committee Member


By /s/ Ron J. Schmid                         June 22, 1998
   ----------------------------
     Ron J. Schmid
     Committee Member


                                          6.

                                   EXHIBIT INDEX


No.       Description
---       -----------

24        Power of Attorney